                                                                 EXHIBIT 10.28.1

                                LEASE AGREEMENT

     BEFORE ME, the undersigned Notary Public, personally came and appeared S.W. DAY, and T. JOE CALLOWAY of Port Allen, Louisiana (hereinafter collectively referred to as "Lessor") and DONALD I. WILLIAMS, President of RIVER PORT TRUCK STOP, INC., a Louisiana corporation (hereinafter referred to as "Lessee") who, after being duly sworn did agree, as follows:


                             W I T N E S S E T H:


     WHEREAS, Lessor is the owner of that certain tract or parcel of land, together with all improvements thereon, (the "Leased Premises"), lying and being situated in West Baton Rouge Parish, Louisiana and described more particularly, as follows:











     WHEREAS, Lessee desires to lease the Leased Premises from Lessor for a Term of fifty ( 50 ) years, subject to Lessee's right of termination as set forth below;

     NOW, THEREFORE, for and in consideration of the premises and the mutual covenants contained herein, the parties hereto agree, as follows:

                                       I
                                    DEMISE

     In consideration of the obligation of Lessee to pay rent as herein provided and in consideration of the other terms, covenants, and conditions of this Lease, Lessor does hereby LEASE, DEMISE, and LET unto Lessee, and Lessee does hereby take and lease from Lessor, the Leased Premises, TO HAVE AND TO HOLD the Leased Premises, together with all rights, privileges, easements and appurtenances belonging to or in any way appertaining to the Leased Premises.

                                      II
                                     TERM

          2.1 TERM. The term (the "Term") of this Lease shall be for a period of fifty (50) years, subject to the terms set forth hereinbelow, commencing on the Effective Date as such term is hereinafter defined. For purposes of this Lease, the Effective Date (the "Effective Date") shall be the earlier of the following:

              the date Lessee begins construction of the facilities contemplated by Article VIII hereof; or
              b)   June 30, 1997.

For purposes of this Lease, "begins construction of the facilities" shall mean
i) the demolition of any existing building on the Leased Premises by Lessee;
ii) the setting of forms for the pouring of a foundation or other concrete work;
iii) substantial excavations as a part of construction (except for the burying of stumps, etc.; or iv) the paving of any portion of the Leased Premises.

     2.2 TITLE AND ENVIRONMENTAL CONDITIONS. Lessee shall have the right to terminate this Lease on or before June 30, 1997 by giving written notice to Lessor that:

          a) Lessor has not provided to Lessee, at Lessor's expense, a policy of title insurance, in such form and of such substance as is acceptable to Lessee, in an amount not less than $2,250,000 guaranteeing perfect title in Lessor of the Leased Premises, free and clear of any liens or encumbrances, and which designates Lessee as a named insured; or

          b) Lessee has been unable to obtain such core and soil analyses and other environmental data as is necessary to satisfy Lessee, in its sole discretion, that no pollution, sub-soil or otherwise, or other soil conditions have occurred which would, in Lessee's opinion, interfere with or, in any manner, hinder the construction or operation of the facilities contemplated hereunder, make the requisite paving of the parking lot impracticable, make the construction contemplated hereunder economically burdensome or which would constitute a violation of any rules and regulations of the Environmental Protection Agency, the Department of Environmental Quality or any other governmental agency.

    2.3 RIGHT OF TERMINATION BY LESSEE. In addition, Lessee shall have, and is hereby granted, the right to terminate this Lease at the end of the fifth year of the Term hereof by giving Lessor written notice of such termination not more than thirty (30) days prior to such time. If no such written notice is given, then this Lease shall continue in full force and effect. Likewise, at the end of each successive five (5) year period Lessee shall have the right to terminate this Lease.

    2.4 GAMING LAWS. Further, Lessee shall have, and is hereby granted, the right to terminate this Lease at any time during the Term hereof by giving Lessor written notice in the event that Lessee is prohibited from operating video poker devices on the Leased Premises because of a change in Louisiana law, or otherwise, or if, in Lessee's sole judgment an increase in gaming taxes renders the operation of the facility uneconomic or in the event Lessee is required to make substantial improvements to the facility after the initial construction provided for in Section 8.1 hereof in order to continue operating video poker machines on the Leased Premises. In the event of any such termination, the Leased Premises, along with all the buildings and improvements thereon (excluding all furniture, furnishings and equipment, including video poker machines, which Lessor hereby agrees shall at all times belong to and be removable by Lessee or its subtenants or assigns), shall become and remain the property of Lessor, at no cost to Lessor.

                                      III
                                    RENTAL


     So long as this Lease remains in force and effect, Lessee promises to pay to Lessor rents, in the manner, at the time, and in the amounts specified below:

     3.1 BASE RENT. Commencing upon the Effective Date, and thereafter on the same day of each

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succeeding month of the Term hereof, Lessee agrees to pay to Lessor rental
("Base Rent") in the amount of Seven Thousand and no /100 Dollars ($7,000.00 ) per month.

     3.2  ADDITIONAL RENT.

     3.2.1 In addition, Lessee agrees to pay to Lessor additional rental ("Additional Rent") equal to 10% of the Net Revenue earned by Lessee from all video poker operations, if any, conducted on the Leased Premises. For purposes of this Lease, Net Revenue ("Net Revenue") is defined as all cash received in video poker devices less all sums paid out as winnings and less all franchise fees, device fees and all other taxes or fees now or hereafter levied by, or paid to, the State of Louisiana or any political subdivision thereof or any other governmental body, or agency, except for Federal or State income taxes. In the event the United States Government, or any agency thereof, should hereafter impose or levy any taxes or fees of any nature (other than Federal income taxes), such fees or taxes shall also be deducted when determining Net Revenue. The bi-monthly EFT Sweep Report received from the State of Louisiana shall be used to determine the cash received, the winnings paid out, the state franchise fees and the device fees. The Additional Rent shall be paid monthly to Lessor within ten (10) business days of receipt of the EFT Sweep Report for the final half of each month by Lessee.

     3.2.2 Notwithstanding Paragraph 3.2.1 hereof, during the first 24 months after the commencement of video poker operations on the Leased Premises, the Additional Rent shall be 5% (rather than 10%) of the Net Revenues. Commencing with the twenty-fifth (25/th/) month of video poker operations, the Additional Rent shall be 10% of the Net Revenues as set forth above. However, if at any time during the Term of the Lease, Lessee is not entitled to legally operate at least fifty (50) video poker devices upon the Leased Premises, whether because of fuel sales, legislative changes or any other reason, the percentage of Net Revenue that is paid as Additional Rent shall be reduced in the same proportion as the reduction in number of video poker devices that can be legally operated on the premises by Lessee.

     3.3 PLACE AND MANNER OF PAYMENT. Subject to the further provisions hereof, the Base Rent and Additional Rent hereunder shall be payable to Lessor at the original or changed address of Lessor set forth on the signature page hereof or to such other person at such address as Lessor may designate from time to time in writing. In addition to other proper methods of payment, all payments of Base Rent, Additional Rent and other sums payable to Lessor by Lessee under this Lease may be made, and shall be deemed to have been properly made, by the mailing to Lessor of Lessee's check or draft in the amount of such payment, and shall be deemed timely made if mailed by Lessor on or before the due date thereof.

     PAYMENTS TO ASSIGNEES AND THIRD PARTIES.

     3.4.1 If Lessor's interest in this Lease shall be assigned to a third party or if any sum accrued or to accrue hereunder shall ever be assigned or if any third party other than Lessor shall ever be entitled to collect such sum, then in any such event written notice shall be given immediately by Lessor to Lessee.

     3.4.2 No sale or voluntary transfer of ownership of Lessor's interest in the Leased Premises shall be binding upon Lessee until Lessee shall have received written notice from Lessor (or the successor assignor) of such sale or transfer, together with a certified copy of the recorded deed or other instrument of conveyance and such purchaser or transferee shall have agreed to the terms of the Lease.



                                      IV
                                QUIET ENJOYMENT

     Lessor has full right to make this Lease and, subject to the terms and provisions of this Lease, Lessee shall have quiet and peaceable enjoyment of the Leased Premises during the term hereof. In addition, any lender of Lessor that has a lien on the Leased Premises (or the underlying (and) shall, as a condition precedent to obtaining such lien, deliver to Lessee such quiet enjoyment assurances as Lessee shall reasonably require.

     If Lessor shall be in default under this Article IV, Lessee, in addition to any and all remedies it may have in law and/or equity, may rescind this Lease upon written notice to Lessor and Lessor shall thereupon return to Lessee all monies paid, invested or deposited by Lessee hereunder.


                                       V
                                     TAXES

     5.1 PAYMENT OF TAXES. Lessor agrees to pay and fully discharge all taxes, including ad valorem taxes, special assessments, and governmental charges of every character imposed during the term of this Lease upon the Leased Premises, or any part thereof, and all improvements now or hereafter erected thereon. Lessor shall pay all such taxes, charges and assessments to the public officer charged with the collection thereof before the same shall become delinquent, and Lessor agrees to indemnify and save harmless Lessee from all such taxes, charges and assessments. Lessor shall have exclusive right to render the Leased Premises for all taxing jurisdictions.



                                      VI
                                 CONDEMNATION

     6.1 TOTAL TAKING. If the Leased Premises in its entirety is taken (which term when used in this Article Vl shall include any conveyance in avoidance or settlement of condemnation or eminent domain proceedings) for any public or quasi-public use or improvement by virtue of eminent domain, this Lease shall terminate as of the date of the actual commencement of the physical taking of the Leased Premises, and the rentals shall be abated during the unexpired portion of this Lease, effective on the date of such actual commencement of the physical taking of the Leased Premises; provided that such termination of this Lease shall not prejudice the rights of the parties with respect to the computation of the amounts of the awards for such taking as hereinafter provided. In the event of any such taking, Lessor and Lessee shall together make one claim for their combined interests in the Leased Premises and the net award (after deduction of reasonable fees and expenses of collection, including, but not limited to, reasonable attorneys and experts fees) shall be paid as follows:

        (a) Lessee shall receive an amount equal to its investment in the buildings and/or improvements which Lessee is required to construct pursuant to Section 8.1 hereof, less depreciation computed on a 20 year straight line basis.

        (b) Lessor shall receive the remainder of the award.

     6.2 PARTIAL TAKING. If only a part of the Leased Premises is taken for any public or quasi-public use or improvement by virtue of eminent domain, this Lease shall remain in effect as to that part of the Leased Premises not taken (unless so much of the Leased Premises shall be so taken as to render the balance, in the sole discretion of Lessee, unsuitable for use by Lessee for the uses and purposes contemplated, in which event this Lease shall terminate as provided in Section 6.1, Lessor and Lessee shall together make a single claim for their combined interests in the portion taken, and the award obtained shall be divided pursuant to Section 6.1 hereof), but the rentals shall be reduced during the unexpired portion of this Lease on a just and proportionate basis having due regard to the relative value of the portion of the Leased Premises so taken as compared to the remainder thereof and taking into consideration the extent, if any, to which Lessee's use of the remainder of the Leased Premises shall have been impaired or interfered with by reason of such partial taking. Lessee, at its option, may restore or repair the portion of the improvements, if any, then on the Leased Premises not taken by such condemnation. If no restoration is involved, the award shall be divided in accordance with Section
6.1. In the event that Lessee elects to restore or repair, Lessor and Lessee shall together make one claim for their combined interests in the Leased Premises and the net award (after deduction of reasonable fees and expenses of collection, including, but not limited to, reasonable attorneys and experts fees) shall be paid as follows:

          (a) Lessee shall receive an amount equal to the cost of restoration or repair.

          (b)  Any remaining award shall be divided equally.



     6.3 TEMPORARY TAKING. In the event of a taking of all or part of the Leased Premises by a governmental authority for temporary public or quasi-public use, this Lease shall not terminate and Lessee shall be entitled to the award made or damages granted in connection with such temporary taking attributable to any period prior to the expiration of the Term hereof (including any renewals or extensions).


                                      VII
                            USE OF LEASED PREMISES

     7.1 USE. Lessee shall have the exclusive right to use the Leased Premises for any lawful purpose or in any lawful manner, including the operation of a truck stop, convenience store, restaurant, video poker facility and/or other legal gaming device facility. In conjunction therewith, Lessor agrees to fully cooperate with, and assist, Lessee in obtaining any and all permits and licenses necessary for the operation of such businesses and facilities.

     7.2 COMPLIANCE WITH LAWS. Lessee shall comply with all federal, state, parish and city laws and ordinances applicable to the Leased Premises. Lessee shall have the right (in its own name or in the name of Lessor, or both, as Lessee may determine appropriate) to contest the enforcement or validity of any such laws and ordinances. If requested by Lessee, Lessor shall join Lessee as a party to any such contest at no cost or expense to Lessor.

                                     VIII
                                 IMPROVEMENTS

     8.1 CONSTRUCTION. Lessee agrees that it will, at its sole cost, risk and expense, construct such buildings or improvements on the Leased Premises of such type and of such construction as is necessary to meet the minimum requirements to be a qualified truck stop facility for purposes of Louisiana video gaming laws existing as of the Effective Date. The design and construction of such facility shall be determined and controlled solely by Lessee. In the event that Lessee has not substantially completed such facility on or before one year after the Effective Date, then this Lease shall automatically be null and void effective upon such date. In such event Lessee shall be deemed to have forfeited all monies spent in connection with the development of this Lease and the parties shall be released from all obligations hereunder. However, nothing in this Section shall relieve Lessee of the obligation to pay Base Rent during such period. In addition, Lessee, at its sole cost, risk and expense, may, but shall not be obligated to, construct, erect, and complete upon the Leased Premises, or partly on the Leased Premises and adjoining premises, other buildings and improvements of such type and of such construction and for such lawful use as Lessee may determine.

     8.2 RIGHT TO DEMOLISH. Lessee shall have the right, at any time and from time to time and at Lessee's sole cost, risk and expense, to alter structurally or otherwise remodel, reconstruct, add to, tear down, demolish, remove or destroy any building or improvements, or any part thereof, now or hereafter located on the Leased Premises or partly on the Leased Premises and adjoining premises, so long as demolition does not render the facility provided for in
Section 8.1 unqualified as a truck stop facility. Lessee shall not be obligated to reconstruct any improvements so demolished or otherwise destroyed by fire or other casualty.

     8.3 LIENS. Lessee covenants and agrees to protect, indemnify, defend, and hold harmless Lessor from and against all bills, claims, liens and rights to liens for labor and materials and architects, contractors and subcontractors claims, and all other fees, claims and expenses incident to the construction and completion of such buildings and improvements. Lessee shall have the right to contest any and all bills, fees and claims, being obligated to pay the contested item only if and when liability is established against Lessee or against the

Leased Premises.

     8.4 TITLE TO IMPROVEMENTS. Title to and ownership of any such buildings and improvements so constructed by Lessee or any sublessee shall be and remain in Lessee throughout the Term of' this Lease

     8.5 SURRENDER. Subject to the rights and options of Lessee's mortgagees and sublessees hereunder, Lessee covenants and agrees, at the termination of this Lease, whether by limitation, forfeiture, or otherwise, to quit, surrender and deliver to Lessor possession of the Leased Premises with all the buildings and improvements thereon (excluding all furniture, furnishings and equipment, including video poker machines, which Lessor hereby agrees shall at all times belong to and be removable by Lessee or its subtenants or assigns) in good condition and repair, ordinary wear and tear and damage by casualty excepted, all of which buildings and improvements shall become and remain the property of Lessor.

     8.6 PERMITS AND LICENSING. Lessor agrees to assist Lessee in obtaining permits for any and all construction contemplated under Section 8.1 hereof. In addition, Lessor agrees to fully assist Lessee in meeting the requirements of the State of Louisiana for the licensing of any truck stop facility constructed hereto for the placement and operation of video poker devices.

     8.7 MARKETING SUPPORT. Lessor agrees to support and cooperate with Lessee in the marketing of any restaurant or video poker operations through local motel properties currently or hereafter owned by Lessor.


                                      IX
                      EASEMENTS, ZONING AND RESTRICTIONS

     9.1 EASEMENTS AND DEDICATIONS. In order to develop the Leased Premises, it may be necessary or desirable that street, water, sewer, drainage, gas, power lines, set back lines, and other easements, and dedications, and similar rights be granted or dedicated over or within portions of the Leased Premises by plat, replat, grant, deed or other appropriate instrument. Lessor shall, on written request of Lessee, join with Lessee in executing and delivering such documents, from time to time, and throughout the Term hereof, as may be appropriate, necessary or required by the several governmental agencies, public utilities and companies for the purpose of granting such easements and dedications.

     9.2 ZONING. In the event that Lessee deems it necessary or appropriate to obtain use, zoning, site plan approval or any permit from the Parish of West Baton Rouge, Louisiana or any other governmental entity having jurisdiction over the Leased Premises, or any part thereof, Lessor agrees, from time to time, on request of Lessee, to execute such documents, or join in such petitions, applications and authorizations as may be appropriate, required or requested by Lessee and to cooperate in good faith with Lessee in all such efforts.

     9.3 REFUSAL TO JOIN. If Lessor fails to execute and return to Lessee any documents or to take any action required by Sections 9.1 and 9.2 within fifteen
(15) days of delivery to Lessor of such document or written request for such action, in addition to any and all other remedies allowed to Lessee by law or equity by reason of such failure, payment of the rent provided for in Article III shall abate for the period of time commencing with such fifteenth (15th) day and ending upon the date that such documents are executed and delivered by Lessor to Lessee or such action is so taken by Lessor.


                                       X
                                   INSURANCE

     10.1 BUILDER'S RISK. During the construction of any buildings and improvements, or any replacements or substitutions therefor, Lessee shall, at its sole cost and expense, keep and maintain policies of builder's risk insurance covering the full insurable value of all construction.

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

     10.2 FULL RISK COVERAGE.

     10.2.1 Lessee shall maintain, at its expense, full risk coverage insurance on the Leased Premises in an amount not less than the "replacement cost" thereof, as defined in a replacement cost endorsement to be attached thereto. Said insurance is for Lessee's sole benefit and is under its sole control.

     10.2.2 If at any time during the Term hereof, the Leased Premises or any portion thereof shall be damaged or destroyed by fire or other casualty, then Lessee shall have the election either to terminate this Lease or to repair and reconstruct the Leased Premises to substantially the same condition in which they existed immediately prior to such damage or destruction, except that Lessee is not required in any event to expend more than the amount of insurance proceeds actually received by Lessee as a result of fire or other casualty.

     10.2.3 In any of the aforesaid circumstances described in Section 10.2.2 Base Rent shall abate proportionately during the period and to the extent that the Leased Premises or portion thereof are untenantable or unfit for use by Lessee in the ordinary conduct of its business. If Lessee has elected to repair and restore the Leased Premises to the extent stated above, this Lease shall continue in full force and effect and such repairs will be made within a reasonable time thereafter. Should Lessee, in Lessee's reasonable judgment, estimate that such repairs cannot be completed within six (6) months after the casualty, Lessee shall notify Lessor of such fact, and upon such notification, Lessee may terminate this Lease by written notice within ten (10) days after such notice that repairs may require more than six (6) months to complete. If Lessee has elected to repair and reconstruct the Leased Premises to the extent stated above, then, at Lessee's election, the Term may be extended by a period of time equal to the period of such repair and reconstruction.

     10.3 GENERAL LIABILITY. During the Term of this Lease, Lessee shall, at its sole cost and expense, keep and maintain policies of comprehensive general liability insurance with limits, which may be effected by primary and excess coverage, of not less than $1,000,000 with respect to bodily injury or death in any one accident, nor less than $250,000 with respect to property damage in any one accident.

     10.4 FORMS OF POLICIES. All insurance required herein shall (a) list Lessee as the named insured (except for comprehensive general liability insurance which shall name Lessor as an additional insured); (b) provide that any loss thereunder (except in the case of comprehensive general liability insurance) may be adjusted with, and payable solely to, Lessee; and (c) require at least fifteen (15) days advance written notice to Lessor and any mortgagees prior to the cancellation thereof.

     10.5 BLANKET POLICIES. Any insurance required to be maintained hereby Lessee may be effected under blanket insurance policies relating to the Leased Premises and other properties.

                                      XI
                           SUBLETTING AND ASSIGNMENT


     11.1 RIGHT TO SUBLET. Lessee may from time to time sublet the Leased Premises in whole or in part at any time and from time to time without Lessor's consent. The making of any such sublease shall not release Lessee from, or otherwise affect in any manner, any of Lessee's obligations hereunder.

     RIGHT TO ASSIGN. Lessee may assign this Lease in whole or in part, at any time without the prior written consent of the Lessor, provided the Lessee shall, in each case other than an assignment to a leasehold mortgagee or its designee, deliver to Lessor an instrument in recordable form under the terms of which the assignee of Lessee's interest in this Lease assumes all of' the burdens, terms, covenants, conditions and obligations of Lessee hereunder. After delivery by the assigning Lessee to Lessor of the assumption and certificate described hereinabove, the assigning lessee shall be relieved of any and all of Lessee's liabilities or obligations hereunder and the Lessor shall look only to such successor lessee for performance of all of the obligations and liabilities of the Lessee under this Lease of every kind and character thereafter to accrue. Each successor lessee shall have a right to make a further assignment of this Lease and to be relieved from liability hereunder as long as the conditions of this Section 11.2 are fulfilled.

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

                                      XII
                                    DEFAULT

     MONETARY DEFAULT. In the event of a default on the part of Lessee in payment of rentals or insurance premiums, or any other monies required to be paid by Lessee under this Lease, if Lessor shall deliver by registered mail, postage prepaid, return receipt requested, to Lessee and any leasehold mortgagee a written notice specifying such default and if the default as specified by such notice shall continue for a period of thirty (30) days after the date of receipt of such notice, then in such event Lessor shall have the right at Lessor's election to take any of the remedies set forth hereinafter; provided that if there be one or more mortgagees who are entitled to notice of default, Lessor shall not have the right to exercise any such remedies until and unless: (i) it has delivered to such mortgagees a second notice of such default, specifying that such default remains uncured; and (ii) within thirty (30) days after the delivery of such second notice of default, any such mortgagee or its designee has not paid the rentals, insurance premiums, or other monies required to be paid by Lessee as specified in such written notice of default.

     12.2 NON-MONETARY DEFAULT. In the event of any breach of this Lease by Lessee, other than as specified in Section 12.1, if Lessor shall deliver by registered mail, postage prepaid, return receipt requested, to Lessee and any leasehold mortgagee a written notice specifying such breach and if the breach so specified by such notice shall not be removed or cured for a period of sixty
(60) days after the date of receipt of such notice without Lessee or any mortgagee or a designee of any mortgagee having commenced to remove or cure such breach (and thereafter proceeding with reasonable diligence to completely remove or cure such breach), then in such event Lessor shall have the right at its election to exercise any of the remedies set forth hereinafter; provided that if there be one or more mortgagees who are entitled to notice of default, Lessor shall not have the right to exercise any such remedies until and unless it has delivered to such mortgagees a second notice of default, specifying (i) that such breach remains uncured and (ii) a date of termination of the Lease if the breach continues, which date shall not be less than sixty (60) days following receipt of the second notice. If, within sixty (60) days after the delivery of such second notice of default, any such mortgagee notifies Lessor that it intends to remove or cure such breach, the termination of this Lease, as fixed in Lessor's second notice shall be postponed or extended until the earlier to occur of (a) six (6) months after receipt of the second notice by all such mortgagees or (b) the date on which such removal or cure is accomplished, in which event the Lease shall not be terminated. Provided, further, that if any mortgagee of Lessee's interest under mortgage or deed of trust or other encumbrance is not in actual possession of the Leased Premises at the time of such breach, then the time within which such mortgagee or its designee may commence to cure such default shall be extended until such mortgagee or its designee can obtain actual possession, provided that during such interim the mortgagee under a mortgage of the leasehold estate, or its designee, shall pay or cause to be paid all rents, taxes, assessments, and insurance premiums provided for hereunder as and when they become due under the terms of this Lease.

     12.3 ENFORCEMENT OF REMEDIES. Upon Lessor's becoming entitled to pursue its remedies against Lessee, and subject to the rights of any mortgagee or its designee, including a mortgagee's right to receive notices sent to Lessee and mortgagee's right to cure events of default, Lessor may enforce the performance of this Lease in any mode provided by law, or this Lease may be terminated at Lessor's discretion. Upon Lessor's electing to terminate, this Lease shall cease and come to an end as if that were the day originally fixed herein for the expiration of the term hereof.

     12.4 NO WAIVER. No waiver by either party of any default or breach of any covenant, condition, or stipulation herein contained shall be treated as a waiver of any subsequent default or breach of the same or any other covenant, condition or stipulation hereof.

     12.5 BANKRUPTCY. The bankruptcy or insolvency of Lessee, an assignment by Lessee for the benefit of Lessee's creditors, the appointment of a trustee, liquidator or receiver for Lessee, reorganization by Lessee, an admission by Lessee of its inability to pay its debts as the same become due and/or the seeking or granting of any order of relief in any proceeding commenced by or against Lessee under any present or future federal or state bankruptcy, insolvency or creditors relief statute shall not affect this Lease so long as all covenants of

Lessee are continued in performance by Lessee or its successors or legal representatives. Furthermore, with respect to the rights of a mortgagee, all notices of default and the periods for curing the same shall be extended for such period of time as Lessee and/or its interest under this Lease are involved in any bankruptcy, receivership, custodial or other legal proceeding preventing such mortgagee from curing any such default and/or obtaining title to the interest of Lessee under this Lease and/or actual possession of the Leased Premises.


                                     XIII
                                 NON-LIABILITY

     13.1 LESSOR NON-LIABILITY. Lessor shall not be liable to Lessee or to Lessee's employees, subtenants, patrons or visitors for any damages to persons or property caused by any act of negligence or any other act of Lessee, its agents or employees, or any sublessee of the Leased Premises holding under Lessee, or due to fire, tornado or other casualty, or due to any building on the Leased Premises and appurtenances thereon being improperly constructed, or being or becoming out of repair, or due to any cause whatsoever by reason of the use, occupancy, or enjoyment of the Leased Premises by Lessee.

     13.2 LESSEE NON-LIABILITY. The term "Lessee", as used in this Lease shall mean only the holder for the time being of the Lessee's interest in this Lease. Notwithstanding anything to the contrary contained in this Lease, it is specifically understood and agreed that the liability of Lessee hereunder in the event of a breach by Lessee of any of the terms, covenants and conditions of this Lease to be performed by Lessee shall be limited to the equity of Lessee in the Leased Premises. In furtherance of the foregoing, Lessor agrees that its sole remedy against Lessee as a result of a breach of any of the terms, covenants or conditions hereof shall be termination of this Lease.


                                      XIV
                                 FORCE MAJEURE

     It is expressly understood and agreed that if the curing of any default (other than failure to pay rent, taxes, insurance premiums or other sums of money) or the performance of any other covenant, agreement, obligation or undertaking herein contained (other than payment of rent, taxes, insurance premiums or other sums of money) is delayed by reason of war, riots or civil commotion, acts of God, governmental restrictions, regulations, or interferences, fire or other casualty, strikes, shortages of labor or material, or any circumstances reasonably beyond the control of the party obligated or permitted under the terms hereof to do or perform the same and without such party's fault, regardless of whether any such circumstance is similar to any of those enumerated or not, each such party shall be excused from doing or performing the same during such period of delay.


                                      XV
                             ESTOPPEL CERTIFICATES

     Lessor and Lessee shall, from time to time, without additional consideration promptly upon request, execute and deliver to each other or to any person whom the requesting party may designate (including a Certified Public Accountant or otherwise), an estoppel affidavit consisting of statements, if true, that (i) this Lease is in full force and effect, with rent current through the date of the certificate (or stating the date through which rent has been paid; (ii) this Lease has not been modified or amended (or setting forth all modifications and amendments); (iii) to be best of such party's knowledge and belief, the other party is not then in default, and Lessee and Lessor have fully performed all of Lessee's and Lessor's obligations, hereunder; and (iv) if true, the transactions, if any, described in the request do not constitute an event of default under this Lease; and such further instruments of a similar nature evidencing the agreement of Lessor or Lessee to any mortgagee or prospective purchaser or lessee or sublessee as may be reasonably requested by Lessor or Lessee or any leasehold mortgagee, fee mortgagee of Lessor, assignee or transferee of the interest of Lessor or Lessee, or sublessee, as applicable.

                                      XVI
                            RIGHT OF FIRST REFUSAL

     16.1 RIGHT. If, during the term of this Lease (including any renewals and extensions), Lessor receives a bona fide offer to purchase all or any portion of
                               ----------
Lessor's fee simple interest in the Leased Premises or, if Lessor is a joint venture, partnership, or corporation, if an owner of an interest in Lessor receives a bona fide offer to purchase all or a portion of such interest in
           ----------
Lessor (the person or entity receiving such offer being hereinafter referred to as "Offeree") which offer Offeree intends to accept, Offeree shall not sell all or any portion of the Leased Premises or the interest in Lessor without first offering same to Lessee on the terms and conditions herein set forth. Prior to accepting such offer, Offeree shall deliver to Lessee a written summary thereof, which summary shall set forth the principal terms and conditions of the proposed sale and the name of the proposed purchaser, together with a true and correct copy of the offer to purchase, which offer must be a legally binding contract of sale executed by a purchaser who is ready, willing and able to perform. Lessee shall have thirty (30) days after actual receipt by Lessee of such written notice within which to give Offeree written notice that Lessee desires to exercise its right to purchase the interest in the Leased Premises or in Lessor on the same terms and conditions as set forth in such offer to purchase or to refuse such right. If Lessee gives notice of its exercise of the right to purchase, the parties shall be deemed to have entered into a binding contract for the purchase and sale of such interest in the Leased Premises or in Lessor on the terms and conditions contained in the offer. In the event Lessee fails to give any notice to Offeree within such thirty (30) day period, Lessee shall be conclusively deemed to have waived its right to purchase such interest in the Leased Premises or in Lessor with respect to the offer to purchase described in Offeree's original offer. However, if Offeree does not sell such interest in the Leased Premises or in Lessor to the person or entity named in such notice within ninety (90) days after the delivery of such notice to Lessee, then no sale of all or any portion of the Leased Premises or interest in Lessor may be made to such person or entity or to any other person or entity unless Lessee again complies with the provisions of this Section 17.1.

     16.2 OFFER OTHER THAN CASH. In the event that Offeree should receive a bona
                                                                            ----
fide offer as described herein for consideration which Lessee cannot match, such
-----
as for stock or in an exchange of properties or otherwise, Lessee shall nevertheless have the right to exercise its right of first refusal hereunder, with the consideration to be paid by Lessee being a sum in cash equal to the value of the consideration otherwise to be received by Offeree in any such sale.

     16.3 SALE SUBJECT TO LEASE. Any conveyance or transfer by Lessor of all or any portion of the Leased Premises shall be made expressly subject to the provisions of this Lease, and any grantee or transferee from Offeree shall hold the interest so purchased subject to the provisions of this Lease, including the right of first refusal under this Article XVI in the event of any proposed sale thereafter.



                                     XVII
                                 MISCELLANEOUS

     17.1 RELATIONSHIP. Nothing herein contained shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent or of partnership or of joint venture between the parties hereto, it being understood and agreed that neither the computation of rent, nor any other provision contained herein, nor any acts of the parties hereto, shall be deemed to create any relationship between the parties hereto other than the relationship of landlord and tenant.

     17.2 NUMBERS AND GENDER. Whenever herein the singular number is used, the same shall include the plural, and words of any gender shall include each other gender.

     17.3 RECORDING. Lessor, upon the request of Lessee, shall execute and acknowledge a "short form" memorandum of this Lease for recording purposes. Lessor shall not record this Lease without the prior written consent of Lessee.

     17.4 HEADING. The headings, captions, and arrangements used in this Lease are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify, or modify the terms of this Lease, nor affect the meaning thereof.

     17.5 REFERENCES. All references to "Article", "Articles", "Exhibit", "Exhibits", "Section", "Sections", "Subsection" or "Subsections" contained in this Lease are, unless specifically indicated otherwise, references to articles, exhibits, sections and subsections of this Lease.

     17.6 NOTICES. Whenever this Lease requires or permits any consent, approval, notice, request, or demand from one party to another, unless otherwise provided, the consent, approval, notice, request or demand must be in writing to be effective and will be effective upon delivery, and shall be deemed to have been given on the third (3rd) business day after it is enclosed in an envelope, addressed to the party to be notified at the address stated on the signature page hereof (or at such other address as may have been designated by written notice), properly stamped, sealed and deposited in the United States Postal Service, registered mail, return receipt requested.

     17.7 LAWS. This Lease is being executed and delivered, and is intended to be performed, in the State of Louisiana, and the laws of such State and of the United States shall govern the rights and duties of the parties hereto and the validity, construction, enforcement and interpretation hereof.

     17.8 PARTIAL INVALIDITY. If any provision of any of this Lease is held to be illegal, invalid, or unenforceable under present or future laws effective during the term thereof, such provision shall be fully severable; this Lease shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance therefrom. Furthermore, in lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as a part of this Lease a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid and enforceable.

     17.9 PRIOR AGREEMENTS. This Lease embodies the entire agreement between the parties relating to the subject matter hereof, supersedes all prior agreements and understandings, if any, relating to the subject matter hereof, and may be amended only by an instrument in writing executed jointly by Lessor and Lessee and supplemented only by documents delivered or to be delivered in accordance with the express terms hereof.

     17.10 MULTIPLE COUNTERPARTS. This Lease may be executed in a number of identical counterparts, each of which constitutes an original and all of which constitute, collectively, one agreement; but in making proof of this Lease, it shall not be necessary to produce or account for more than one such counterpart.

     17.11 SUCCESSORS AND ASSIGNS. This Lease shall be binding upon and inure to the benefit of Lessor and Lessee, and their respective successors and assigns.

     17.12 MERGER OF TITLE. No merger of Lessee's interest in this Lease or of the leasehold estate created by this Lease with the fee simple estate in the Leased Premises, or any part thereof, shall occur by reason of the fact that the same person may acquire or own or hold, directly or indirectly, (i) Lessee's interest in this Lease or the leasehold created by this Lease and (ii) the fee estate in the Leased Premises or any part thereof or any interest therein, and no such merger shall occur unless and until all persons having an interest in the ownership interests described in (i) and (ii) above shall join in a written instrument effecting such merger and shall record same.

     17.13 SPREADING OF MORTGAGE. Notwithstanding the fact that no merger of estates shall occur upon the simultaneous ownership by the same person or entity of the fee simple estate in the Leased Premises and the leasehold estate created by this Lease, a leasehold mortgage in existence at the time such simultaneous ownership occurs shall nevertheless attach to the fee simple interest held by the Lessee in the Leased Premises, as well as continuing to encumber the leasehold estate

     17.14 ATTORNEYS' FEES. In the event either party hereto fails to comply with any of the terms of this Lease to be complied with on its part and the other party commences legal proceedings to enforce the terms of the Lease, the prevailing party in any such proceeding shall receive from the other its reasonable attorneys' fees.

     17.15 BROKERAGE. Lessee assumes no responsibility for, and shall not be liable for any brokerage fees to any third party, save and except for W.R.
(Pete) Dyer.

     ARBITRATION.

     17.16.1 All Controversies, disputes or claims between Lessee [its subsidiaries and affiliates, and their respective shareholders, officers, directors, agents, employees and attorneys (in their representative capacity), if applicable] and Lessor arising out of or related to:

     (1) this Lease or any other agreement between the parties or any provision of such agreements;

     (2)     the relationship of the parties hereto; or

     (3) the validity of this Lease or any other agreement between the parties or any provision of such agreements; or

shall be submitted to the New Orleans, Louisiana office of the American Arbitration Association on demand of either party. Such arbitration proceedings shall be conducted in New Orleans, Louisiana and, except as otherwise provided in this Agreement, shall be heard by one arbitrator in accordance with the then current commercial arbitration rules of the American Arbitration Association. All matters within the scope of the Federal Arbitration Act (9 U.S.C. O O 1 et
                                                                            --
seq.) shall be governed by it.
---

     17.16.2 The arbitrator shall have the right to award or include in his award any relief which he deems proper in the circumstances, including, without limitation, money damages (with interest on unpaid amounts from the date due), specific performance, injunctive relief and attorneys' fees and costs, in accordance with Section 17.14, provided that the arbitrator shall not have authority to award exemplary or punitive damages. The award and decision of the arbitrator shall be conclusive and biding upon all parties hereto and judgment upon the award may be entered in any court of competent jurisdiction. The parties agree to be bound by the provisions of any limitation on the period of time by which claims must be brought as provided herein. The parties further agree that, in connection with any such arbitration proceeding, each shall submit or file any claim which would constitute a compulsory counterclaim (as defined by Rule 13 of the Federal Rules of Civil Procedures) within the same proceeding as the claim to which it relates. Any such claim which is not submitted or filed in such proceeding shall be barred.

     17.16.3 The provisions of this Section 17.16 shall continue in full force and effect subsequent to and notwithstanding the expiration or termination of this Lease.

     EXECUTED as of the 17th day of January, 1997.

                                      LESSOR:
                                      -------

Address:
722 Lobdel                              /s/ S.W. Day
                                       --------------------------------------
Port Allen, Louisiana  70767           S.W. Day


Address:
722 Lobdel

                                       /s/ T. Joe Calloway
                                      --------------------------------------
Port Allen, Louisiana  70767          T. Joe Calloway

                                             LESSEE:
                                             -------

                                      River Port Truck Stop, Inc.
Address:
13150 Coit Road
Suite 125
Dallas, Texas  75240                  By:  /s/ Don I. Williams
                                         -----------------------------------
                                         Don I. Williams, President
ATTENTION:  Lamar E. Ozley, Jr.



    This instrument was duly subscribed and sworn to before me by S.W. DAY, an individual, this ______day of ____________________, 1997.

My Commission Expires:
                                         ______________________________
____________________                     Notary Public


    This instrument was duly subscribed and sworn to before me by T. JOE CALLAWAY, an individual, this ______day of ____________________, 1997.

My Commission Expires:
                                         ______________________________
____________________                     Notary Public


    This instrument was duly subscribed and sworn to before me by DONALD I. WILLIAMS, as President of RIVER PORT TRUCK STOP, INC., This______day of ____________________, 1997.

My Commission Expires:
                                         ______________________________
____________________                     Notary Public